Exhibit 3.251

BALLY’S PARK PLACE, INC.

(A New Jersey Corporation)

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AMENDED AND RESTATED

BY - LAWS

(As at December 1, 1979)

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ARTICLE I

OFFICES

Section 1. The registered office shall be located in Jersey City, New Jersey.

Section 2. The Corporation shall maintain a corporate office at its principal place of business, Park Place and Boardwalk, Atlantic City, New Jersey and may also have offices at such other places both within and without the State of New Jersey as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

ANNUAL MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders for the election of directors shall be held in the City of Chicago, State of Illinois, or at such place as may be fixed from time to time by the board of directors.

Section 2. Annual meetings of shareholders, commencing with the year 1978, shall be held at such date and time as shall be fixed from time to time by the board of directors and stated in the notice of meeting, at which the shareholders shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the time, place, and purposes of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting.

ARTICLE III

SPECIAL MEETINGS OF SHAREHOLDERS

Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of New Jersey as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president, the board of directors, or the holders of not less than ten percent of all the shares entitled to vote at the meeting. Special meetings of the shareholders may be called also by the chairman of the board of directors.

Section 3. Written notice of a special meeting stating the time, place, and purpose or purposes of the meeting for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice thereof.

ARTICLE IV

QUORUM AND VOTING OF STOCK

Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the certificate of incorporation.

Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, unless otherwise provided in the certificate of incorporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his agent.

In all elections for directors every shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected and for whose election he has a right to vote, or, if the certificate of incorporation so provides, to cumulate the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the aggregate number of his votes shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

Section 4. Subject to statutory provisions, any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Except as provided in the certificate of incorporation and subject to the statutory provisions and upon compliance therewith, any action required to be taken at a meeting of shareholders, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting.

ARTICLE V

DIRECTORS

Section 1. The number of directors which shall constitute the whole board of directors, other than the first board of directors, shall be five. Directors need not be residents of the State of New Jersey nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Unless otherwise provided in the certificate of incorporation, any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books and records of the corporation, except such as are required by law to be kept within the state, outside of the State of New Jersey, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

ARTICLE VI

MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of New Jersey.

Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 4. Special meetings of the board of directors may be called by the president on two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Notice need not be given to any director who signs a waiver of notice, whether before or after the meeting.

Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 6. Two of the directors shall constitute a quorum for the transaction of business unless a greater or lesser number is required by statute or by the certificate of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater or lesser number is required by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7. Unless otherwise provided by the certificate of incorporation, any action required to be taken at a meeting of the board, or any committee thereof, shall be deemed the action of the board of directors or of a committee thereof, if all directors or committee members, as the case may be, execute either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the corporation.

ARTICLE VII

EXECUTIVE COMMITTEE

Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate one or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

ARTICLE VIII

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at this address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice whatsoever is required to be given under the provisions of the statutes or under the provisions of the certificate of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE IX

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a vice-chairman of the board, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board, and a vice chairman of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE-PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, chairman of the board and vice chairman of the board, perform the duties and exercise the powers of the president, chairman of the board and vice chairman of the board and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meeting of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall given, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE CHAIRMAN OF THE BOARD

Section 15. The chairman of the board shall preside at all meetings of the board of directors. The chairman of the board shall, in the absence of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directions may from time to time prescribe.

THE VICE CHAIRMAN OF THE BOARD

Section 16. The vice chairman of the board shall, in the absence of the president and the chairman of the board, perform the duties and exercise the powers of the president and the chairman of the board and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE X

CERTIFICATE FOR SHARE

Section 1. The shares of the corporation shall be represented by certificates signed by, the chairman or vice-chairman of the board, or the president or vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES

Section 4. As provided in Section 82(d) (7) of the New Jersey Casino Control Act, no transfer of shares or other interests or securities of the corporation shall be made without the prior approval of the New Jersey Casino Commission. Upon presentation of evidence of such prior approval and upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation. The corporation shall have the absolute right, as provided in Section 82(d) (8) of the New Jersey Casino Control Act to repurchase at the market price or the purchase price, whichever is lesser, any security, share or other interest in the corporation in the event that the New Jersey Casino Commission disapproves a transfer in accordance with the provisions of the New Jersey Casino Control Act.

CLOSING OF TRANSFER BOOKS

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or allotment of any right, or entitled to give a written consent to any action without a meeting, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to give a written consent to any action without a meeting, such books may not be closed for more than sixty days before the date fixed for tabulation of consents or if no date has been fixed for tabulation, the books may not be closed for more than sixty days before the last day on which consents received may be counted. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken and, in case determining shareholders entitled to give a written consent the record date may not be more than sixty days before the date fixed for tabulation of the consents or if no date has been fixed for the tabulation, more than sixty days before the last day on which consents may be counted. If the stock transfer books are not closed and no record date is fixed, the record date for a shareholders’ meeting shall be the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which resolution of the board relating thereto is adopted. When a determination of shareholders of record for a shareholders’ meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of New Jersey.

LIST OF SHAREHOLDERS

Section 7. The officer or agent having charge of the transfer books for shares shall make, and certify a complete list of the shareholders entitled to vote at a shareholders’ meeting, or adjournment thereof, arranged in alphabetical order within each class, series, or group of shareholders maintained by the corporation for convenience of reference, with the address of, and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Such list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of the shareholders.

ARTICLE XI

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in its bond, in its own shares or other property including the shares or bonds of other corporations subject to any provision of law and of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, New Jersey”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII

AMENDMENTS

Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board, subject to any provision in the certificate of incorporation reserving to the shareholders the power to adopt, amend, or repeal by-laws, but by-laws made by the board may be altered or repealed and new by-laws made by the shareholders. The shareholders may prescribe that any by-law made by them shall not be altered or repealed by the board.

AMENDMENT OF BY-LAWS TO INCREASE NUMBER OF DIRECTORS

(ADOPTED MAY 28, 1981)

Article V, Section 1, first sentence of the By-Laws is amended so that it reads as follows:

“ The number of Directors which constitute the whole board of directors, other than the first board of directors, shall be six.”

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

BALLY’S PARK PLACE, INC.

(a New Jersey corporation)

We, the undersigned, being all of the members of the Board of Directors of Bally’s Park Place, Inc., a New Jersey corporation (the “Corporation”), in lieu of holding a formal meeting, pursuant to Section 14A:6-7.1(5) of the Business Corporation Act of the State of New Jersey, do hereby consent to the adoption of the following resolutions, effective as of January 11, 1993:

RESOLVED, that Arthur M. Goldberg be, and he hereby is, elected as the Chairman of the Board, President and Chief Executive Officer of the Corporation to serve until his successor is duly elected and qualified; and be it further

RESOLVED, that the Board of Directors has determined that it is in the best interests of the Corporation to decrease the number of Directors on the Board of Directors to one director; and be it further.

RESOLVED, that Article V, Section 1 of the Corporation’s By-Laws be and hereby is amended to read in its entirety as follows:

“Section 2. The number of directors which shall constitute the whole board of directors, other than the first board of directors, shall not be less than one nor more than five, with the actual number of directors being determined from time to time by resolution of the board of directors. Directors need not be residents of the State of New Jersey nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected by the shareholders, and each director elected shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.”

This consent may be executed in multiple, identical counterparts, all of which when taken together shall constitute a single document.

Dated as of January 11, 1993

/s/ ARTHUR M. GOLDBERG
ARTHUR M. GOLDBERG

/s/ EDWIN M. HALKYARD
EDWIN M. HALKYARD

/s/ J. KENNETH LOOLOIAN
J. KENNETH LOOLOIAN

/s/ ROCCO J. MARANO
ROCCO J. MARANO

/s/ KENNETH C. NICHOLS
KENNETH C. NICHOLS

/s/ JAMES M. ROCHFORD
JAMES M. ROCHFORD

2

ACTION BY UNANIMOUS WRITTEN CONSENT

OF THE DIRECTORS OF

BALLY’S PARK PLACE, INC.

Pursuant to the provisions of Section 14A:6-7.1 of the New Jersey Business Corporation Act, the undersigned, being all of the Directors of Bally’s Park Place, Inc., a New Jersey corporation (the “Corporation”), do hereby approve and adopt the following resolutions by their unanimous written consent:

RESOLVED, that the resolutions approving (1) the amendment to Article V, Section 1 of the By-Laws of the Corporation relating to the number of directors constituting the whole Board of Directors and (2) decreasing the number of directors on the Board of Directors to one director, approved by unanimous written consent of the directors of the Corporation on January 11, 1993, be, and they hereby are, rescinded as of the date hereof;

RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized in the name of and on behalf of the Corporation to execute and deliver any and all documents as they deem necessary or appropriate in order to effectuate the purpose of the foregoing resolution.

This Consent may be executed in multiple identical counterparts, all of which when taken together shall constitute a single document.

IN WITNESS WHEREOF, the undersigned, being all of the Directors of Bally’s Park Place, Inc., have hereunto set their hands this 23rd day of February, 1994.

/s/ Arthur M. Goldberg
Arthur M. Goldberg, Director

/s/ Lee S. Hillman
Lee S. Hillman, Director

/s/ J. Kenneth Looloian
J. Kenneth Looloian, Director

/s/ Wallace R. Barr
Wallace R. Barr, Director